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                                                       PROOF APPROVED:
                                                       /S/ MICHAEL H. TAYLOR
                                                       ---------------------

                          TUSCANY MINERALS, LTD.
NUMBER                                                             SHARES
[     ]    INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA     [      ]
      100,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE

This
certifies
that            [NAME OF SHAREHOLDER]                     CUSIP 90068M 10 1
                                                          SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS


                                               COUNTERSIGNED
                                               PACIFIC STOCK TRANSFER COMPANY
                                               P.O. Box 93385
                                               Las Vegas, NV 89193


Is the owner of   [NUMBER OF SHARES]

         FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                          TUSCANY MINERALS, LTD.


    transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of
 the Corporation, as now or hereafter amended.  This certificate is not valid unless countersigned by the Transfer Agent.
            WITNESS the facsimile seal of the Corporation and the
                 signature of its duly authorized officers.

DATED  [DATE]

                                TUSCANY MINERALS
                                                    /s/ J. Stephen Barley
                                CORPORATE SEAL     PRESIDENT/ SECRETARY

                                CORPORATE SEAL